Exhibit 99.1

Celsion Corporation Announces $8 Million At-The-Market Registered Direct Offering

LAWRENCEVILLE, N.J. - May 28, 2015 - Celsion Corporation (the “Company”) (NASDAQ: CLSN) today announced that it has received commitments from two institutional healthcare investors to purchase an aggregate of approximately $8 million of the Company’s common stock in an at-the-market registered direct offering and a concurrent private placement of warrants to purchase common stock.

The Company entered into a definitive purchase agreement with these investors pursuant to which the Company agreed to sell an aggregate of 3,000,000 shares of its common stock at a per share price of $2.675 in a registered direct offering. Additionally, in a concurrent private placement, the Company agreed to issue to the investors warrants to purchase, for each share of common stock purchased in the registered direct offering, 0.65 share of common stock for a total of 1,950,000 shares of common stock. The warrants have an exercise price of $2.60 per share and will expire five years from the date of issuance. The closing of the registered direct offering and the concurrent private placement is expected to take place on or about June 1, 2015, subject to the satisfaction of customary closing conditions.

The estimated net proceeds to the Company from the sale of the shares of common stock in the registered direct offering are expected to be approximately $7.3 million. The Company intends to use the net proceeds for general corporate purposes.

Maxim Group LLC is acting as sole placement agent in connection with the registered direct offering and concurrent private placement.

A shelf registration statement (File No. 333-183286) relating to the shares of common stock issued in the registered direct offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the registered direct offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at Maxim Group LLC, 405 Lexington Ave., 2nd Floor, New York, NY, 10174; by telephone at (800) 724-0761, or from Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Chief Financial Officer.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering or the concurrent private placement. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information:

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the closing of the transactions. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Investor Contact

Jeffrey W. Church

Senior Vice President & CFO

609-482-2455

jchurch@celsion.com